Exhibit 99.1

NEWS RELEASE	te.com

TE Connectivity announces fourth quarter and full year results for fiscal year 2021

Q4 earnings per share exceed expectations; full year results demonstrating market outperformance and strength and diversity of portfolio

SCHAFFHAUSEN, Switzerland – Oct. 27, 2021 – TE Connectivity Ltd. (NYSE: TEL) today reported results for the fourth quarter and fiscal year ended Sept. 24, 2021.

Fourth Quarter Highlights

●	Net sales were $3.8 billion, up approximately 17% versus prior year on a reported basis.
●	Operating margin expansion year over year with strong performance across all segments.
●	GAAP diluted earnings per share (EPS) from continuing operations were $2.40, and adjusted EPS were $1.69, an increase of 46% versus the prior year.
●	Cash flow from continuing operating activities was $774 million and free cash flow was $536 million.
●	Completed acquisition of ERNI Group AG (ERNI), a European connector manufacturer focused on factory automation markets.

Full Year Highlights

●	Net sales were $14.9 billion, up 23% from fiscal year 2020.
●	Operating margin expansion year over year, with increases across all segments.
●	GAAP EPS from continuing operations were $6.77 versus a loss of $0.78 in fiscal year 2020, and adjusted EPS were $6.51, versus $4.26 in fiscal year 2020.
●	Cash flow from continuing operating activities was $2.7 billion and free cash flow was $2.1 billion, with approximately $1.5 billion returned to shareholders and over $400 million deployed for acquisitions.
●	Company set new ESG commitment to decrease greenhouse gas emissions by over 40% on an absolute basis by 2030.

“We had a strong finish to fiscal 2021 with sales and adjusted earnings in the fourth quarter exceeding expectations despite broader global supply challenges,” said TE Connectivity CEO Terrence Curtin. “I am very pleased with our teams’ ongoing execution in a very dynamic backdrop. Our performance demonstrates the strength and diversity of our portfolio, which is reflected in sales and earnings above pre-COVID levels. We will continue to benefit from our leadership positions in long-term technology trends of electric vehicles, data and cloud, factory automation and renewable investments, which are enabling us to grow above the markets we serve. We expect to deliver continued growth in both sales and earnings in the first quarter of fiscal 2022.”

First Quarter FY22 Outlook

For the first quarter of fiscal 2022, the company expects net sales of approximately $3.7 billion, reflecting an increase of 5% on a reported basis and 4% on an organic basis year over year. GAAP EPS from continuing operations is expected to be approximately $1.50 year over year, with adjusted EPS of approximately $1.60, up 9% year over year.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (888) 330-3417, and for international callers, the dial-in number is (646) 960-0804.
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on Oct. 27, 2021.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With more than 85,000 employees, including over 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

●Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

●Adjusted Operating Income (Loss) and Adjusted Operating Margin – represent operating income (loss) and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income (loss) and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income (Loss) is a significant component in our incentive compensation plans.

●Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

●Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

●Adjusted Income (Loss) from Continuing Operations – represents income (loss) from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

●Adjusted Earnings (Loss) Per Share – represents diluted earnings (loss) per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

●Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID-19”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of COVID-19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2020 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations: Fernando Vivanco TE Connectivity 610-893-9756 Fernando.Vivanco@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 24,	September 25,	September 24,	September 25,
	2021	2020	2021	2020

	(in millions, except per share data)
Net sales	$3,818	$3,261	$14,923	$12,172
Cost of sales	2,555	2,292	10,036	8,437
Gross margin	1,263	969	4,887	3,735
Selling, general, and administrative expenses	384	352	1,512	1,392
Research, development, and engineering expenses	173	148	677	613
Acquisition and integration costs	8	9	31	36
Restructuring and other charges, net	38	113	233	257
Impairment of goodwill	—	—	—	900
Operating income	660	347	2,434	537
Interest income	3	2	17	15
Interest expense	(14)	(12)	(56)	(48)
Other income (expense), net	(22)	—	(17)	20
Income from continuing operations before income taxes	627	337	2,378	524
Income tax (expense) benefit	167	(109)	(123)	(783)
Income (loss) from continuing operations	794	228	2,255	(259)
Income from discontinued operations, net of income taxes	—	2	6	18
Net income (loss)	$794	$230	$2,261	$(241)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$2.42	$0.69	$6.83	$(0.78)
Income from discontinued operations	—	0.01	0.02	0.05
Net income (loss)	2.42	0.70	6.85	(0.73)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$2.40	$0.69	$6.77	$(0.78)
Income from discontinued operations	—	0.01	0.02	0.05
Net income (loss)	2.40	0.69	6.79	(0.73)

Weighted-average number of shares outstanding:
Basic	328	330	330	332
Diluted	331	332	333	332

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 24,	September 25,
	2021	2020

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,203	$945
Accounts receivable, net of allowance for doubtful accounts of $41 and $29, respectively	2,928	2,377
Inventories	2,511	1,950
Prepaid expenses and other current assets	621	512
Total current assets	7,263	5,784
Property, plant, and equipment, net	3,778	3,650
Goodwill	5,590	5,224
Intangible assets, net	1,549	1,593
Deferred income taxes	2,499	2,178
Other assets	783	813
Total assets	$21,462	$19,242
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$503	$694
Accounts payable	1,911	1,276
Accrued and other current liabilities	2,242	1,720
Total current liabilities	4,656	3,690
Long-term debt	3,589	3,452
Long-term pension and postretirement liabilities	1,139	1,336
Deferred income taxes	181	143
Income taxes	302	252
Other liabilities	847	874
Total liabilities	10,714	9,747
Commitments and contingencies
Redeemable noncontrolling interests	114	112
Shareholders' equity:
Common shares, CHF 0.57 par value, 336,099,881 shares authorized and issued, and 338,953,381 shares authorized and issued, respectively	148	149
Accumulated earnings	11,709	10,348
Treasury shares, at cost, 9,060,919 and 8,295,878 shares, respectively	(1,055)	(669)
Accumulated other comprehensive loss	(168)	(445)
Total shareholders' equity	10,634	9,383
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$21,462	$19,242

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 24,	September 25,	September 24,	September 25,
	2021	2020	2021	2020

	(in millions)
Cash flows from operating activities:
Net income (loss)	$794	$230	$2,261	$(241)
Income from discontinued operations, net of income taxes	—	(2)	(6)	(18)
Income (loss) from continuing operations	794	228	2,255	(259)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Impairment of goodwill	—	—	—	900
Depreciation and amortization	179	181	769	711
Deferred income taxes	(292)	76	(354)	535
Non-cash lease cost	30	29	120	108
Provision for losses on accounts receivable and inventories	14	(14)	46	14
Share-based compensation expense	21	20	94	74
Other	(16)	14	(61)	54
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	120	(245)	(518)	(63)
Inventories	(74)	253	(556)	(89)
Prepaid expenses and other current assets	(5)	24	(19)	51
Accounts payable	(86)	1	560	(80)
Accrued and other current liabilities	63	105	173	(99)
Income taxes	45	(29)	106	(9)
Other	(19)	76	61	143
Net cash provided by continuing operating activities	774	719	2,676	1,991
Net cash provided by discontinued operating activities	—	1	—	1
Net cash provided by operating activities	774	720	2,676	1,992
Cash flows from investing activities:
Capital expenditures	(236)	(121)	(690)	(560)
Proceeds from sale of property, plant, and equipment	1	11	86	17
Acquisition of businesses, net of cash acquired	(297)	(11)	(423)	(339)
Other	(8)	4	(10)	17
Net cash used in investing activities	(540)	(117)	(1,037)	(865)
Cash flows from financing activities:
Net decrease in commercial paper	—	—	—	(219)
Proceeds from issuance of debt	—	—	661	593
Repayment of debt	(2)	—	(708)	(352)
Proceeds from exercise of share options	37	26	167	55
Repurchase of common shares	(313)	—	(831)	(523)
Payment of common share dividends to shareholders	(164)	(159)	(647)	(625)
Transfers from discontinued operations	—	1	—	1
Other	(1)	(2)	(28)	(34)
Net cash used in continuing financing activities	(443)	(134)	(1,386)	(1,104)
Net cash used in discontinued financing activities	—	(1)	—	(1)
Net cash used in financing activities	(443)	(135)	(1,386)	(1,105)
Effect of currency translation on cash	(4)	3	5	(4)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(213)	471	258	18
Cash, cash equivalents, and restricted cash at beginning of period	1,416	474	945	927
Cash, cash equivalents, and restricted cash at end of period	$1,203	$945	$1,203	$945

Supplemental cash flow information:
Interest paid on debt, net	$18	$19	$58	$50
Income taxes paid, net of refunds	80	62	371	257

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 24,	September 25,	September 24,	September 25,
	2021	2020	2021	2020

	(in millions)
Net cash provided by continuing operating activities	$774	$719	$2,676	$1,991
Excluding:
Cash (collected) paid pursuant to collateral requirements related to cross-currency swap contracts	(3)	39	9	34
Capital expenditures, net	(235)	(110)	(604)	(543)
Free cash flow (1)	$536	$648	$2,081	$1,482

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 24,		September 25,		September 24,		September 25,
	2021		2020		2021		2020

	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$2,198		$1,865		$8,974		$6,845
Industrial Solutions	1,017		959		3,844		3,713
Communications Solutions	603		437		2,105		1,614
Total	$3,818		$3,261		$14,923		$12,172

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income (Loss)	Margin
Transportation Solutions	$387	17.6%	$198	10.6%	$1,526	17.0%	$(93)	(1.4)%
Industrial Solutions	134	13.2	85	8.9	469	12.2	412	11.1
Communications Solutions	139	23.1	64	14.6	439	20.9	218	13.5
Total	$660	17.3%	$347	10.6%	$2,434	16.3%	$537	4.4%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$395	18.0%	$245	13.1%	$1,679	18.7%	$952	13.9%
Industrial Solutions	162	15.9	133	13.9	557	14.5	522	14.1
Communications Solutions	149	24.7	95	21.7	465	22.1	260	16.1
Total	$706	18.5%	$473	14.5%	$2,701	18.1%	$1,734	14.2%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended September 24, 2021
	versus Net Sales for the Quarter Ended September 25, 2020
	Net Sales		Organic Net Sales			Acquisition/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestitures)

	($ in millions)
Transportation Solutions (3):
Automotive	$184	13.8%	$160	11.7%	$24	$—
Commercial transportation	106	39.8	103	37.9	3	—
Sensors	43	16.3	38	15.4	5	—
Total	333	17.9	301	16.0	32	—
Industrial Solutions (3):
Industrial equipment	96	33.1	91	31.5	5	—
Aerospace, defense, oil, and gas	(51)	(16.5)	(57)	(18.1)	4	2
Energy	5	2.6	15	7.7	—	(10)
Medical	8	4.7	8	4.7	—	—
Total	58	6.0	57	6.2	9	(8)
Communications Solutions (3):
Data and devices	97	37.3	91	35.5	6	—
Appliances	69	39.0	65	35.7	4	—
Total	166	38.0	156	35.6	10	—
Total	$557	17.1%	$514	15.8%	$51	$(8)

	Change in Net Sales for the Year Ended September 24, 2021
	versus Net Sales for the Year Ended September 25, 2020
	Net Sales		Organic Net Sales			Acquisitions/
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	(Divestitures)

	($ in millions)
Transportation Solutions (3):
Automotive	$1,476	30.1%	$1,243	25.0%	$233	$—
Commercial transportation	416	39.6	377	35.2	39	—
Sensors	237	26.6	119	13.4	29	89
Total	2,129	31.1	1,739	25.1	301	89
Industrial Solutions (3):
Industrial equipment	299	27.2	253	22.7	46	—
Aerospace, defense, oil, and gas	(166)	(13.8)	(209)	(17.4)	25	18
Energy	21	2.9	30	4.1	20	(29)
Medical	(23)	(3.3)	(25)	(3.6)	2	—
Total	131	3.5	49	1.3	93	(11)
Communications Solutions (3):
Data and devices	225	23.1	199	20.5	26	—
Appliances	266	41.5	242	37.2	24	—
Total	491	30.4	441	27.2	50	—
Total	$2,751	22.6%	$2,229	18.2%	$444	$78

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 24, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other			Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Other Items (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$387	$3	$5	$—	$—	$395
Industrial Solutions	134	4	24	—	—	162
Communications Solutions	139	1	9	—	—	149
Total	$660	$8	$38	$—	$—	$706

Operating margin	17.3%					18.5%

Other income (expense), net	$(22)	$—	$—	$28	$—	$6

Income tax (expense) benefit	$167	$(1)	$3	$(6)	$(304)	$(141)

Effective tax rate	(26.6)%					20.1%

Income from continuing operations	$794	$7	$41	$22	$(304)	$560

Diluted earnings per share from continuing operations	$2.40	$0.02	$0.12	$0.07	$(0.92)	$1.69

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

(3) Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 25, 2020

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$198	$11	$36	$—	$245
Industrial Solutions	85	2	46	—	133
Communications Solutions	64	—	31	—	95
Total	$347	$13	$113	$—	$473

Operating margin	10.6%				14.5%

Income tax expense	$(109)	$(4)	$(21)	$56	$(78)

Effective tax rate	32.3%				16.8%

Income from continuing operations	$228	$9	$92	$56	$385

Diluted earnings per share from continuing operations	$0.69	$0.03	$0.28	$0.17	$1.16

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Income tax expense related to increases to the valuation allowance for certain deferred tax assets.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 24, 2021

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other			Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Other Items (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,526	$18	$135	$—	$—	$1,679
Industrial Solutions	469	15	73	—	—	557
Communications Solutions	439	1	25	—	—	465
Total	$2,434	$34	$233	$—	$—	$2,701

Operating margin	16.3%					18.1%

Other income (expense), net	$(17)	$—	$—	$28	$—	$11

Income tax expense	$(123)	$(7)	$(35)	$(6)	$(333)	$(504)

Effective tax rate	5.2%					18.9%

Income from continuing operations	$2,255	$27	$198	$22	$(333)	$2,169

Diluted earnings per share from continuing operations	$6.77	$0.08	$0.59	$0.07	$(1.00)	$6.51

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Charge related to the transfer of certain U.S. pension plan liabilities to an insurance company through the purchase of a group annuity contract.

(3) Represents a $327 million income tax benefit for the net reduction in valuation allowances associated primarily with certain tax planning actions as well as improved current and expected future operating profit and taxable income, $29 million of income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets, and $23 million of income tax expense associated with the tax impacts of an intercompany transaction.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2020

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Impairment		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	of Goodwill (1)	Tax Items (2)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income (loss):
Transportation Solutions	$(93)	$32	$113	$900	$—	$952
Industrial Solutions	412	8	102	—	—	522
Communications Solutions	218	—	42	—	—	260
Total	$537	$40	$257	$900	$—	$1,734

Operating margin	4.4%					14.2%

Other income, net	$20	$—	$—	$—	$(8)	$12

Income tax expense	$(783)	$(8)	$(46)	$(4)	$550	$(291)

Effective tax rate	149.4%					17.0%

Income (loss) from continuing operations	$(259)	$32	$211	$896	$542	$1,422

Diluted earnings (loss) per share from continuing operations (3)	$(0.78)	$0.10	$0.63	$2.68	$1.62	$4.26

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes $355 million of income tax expense related to the tax impacts of certain measures of Swiss tax reform and $226 million of income tax expense related to increases to the valuation allowance for certain deferred tax assets, partially offset by a $31 million income tax benefit related to pre-separation tax matters and the termination of the tax sharing agreement with Tyco International and Covidien.

(3) U.S. GAAP diluted shares excludes two million of nonvested share awards and options outstanding as the inclusion of these securities would have been antidilutive because of our loss during the period. Such amounts are included in adjusted (non-GAAP) diluted shares.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 25, 2020

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$308	$5	$118	$—	$431
Industrial Solutions	76	4	38	—	118
Communications Solutions	64	—	11	—	75
Total	$448	$9	$167	$—	$624

Operating margin	12.7%				17.7%

Other expense, net	$(1)	$—	$—	$—	$(1)

Income tax expense	$(60)	$(2)	$(32)	$(29)	$(123)

Effective tax rate	13.8%				20.1%

Income from continuing operations	$375	$7	$135	$(29)	$488

Diluted earnings per share from continuing operations	$1.13	$0.02	$0.41	$(0.09)	$1.47

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Income tax benefits related to an Internal Revenue Service approved change in the tax method of depreciating or amortizing certain assets.
(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of October 27, 2021

(UNAUDITED)

Outlook for
Quarter Ending
December 24,
2021
Diluted earnings per share from continuing operations	$1.50
Restructuring and other charges, net	0.12
Acquisition-related charges	0.03
Tax items	(0.05)
Adjusted diluted earnings per share from continuing operations (1)	$1.60

Net sales growth	5.0%
Translation	0.6
(Acquisitions) divestitures, net	(1.5)
Organic net sales growth (1)	4.1%

(1) See description of non-GAAP financial measures.